SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest Event
Reported): August 27, 2007

IndyMac INDX Mortgage Loan Trust 2007-FLX1
(exact name of issuing entity)
Commission File Number of the issuing entity: 333-132042-56

IndyMac MBS, Inc.
(Exact name of the depositor as specified in its charter)
Commission File Number of the depositor: 333-132042

IndyMac Bank, F.S.B.
(Exact name of the sponsor as specified in its charter)

Delaware	95-4791925
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

155 North Lake Avenue
Pasadena, California	91101
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 669-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14e-4(c) under the Exchange Act(17 CFR 240.14e-4(c))

Section 8    Other Events

Item 8.01     Other Events.

On January 31, 2007, IndyMac MBS, Inc. (the “Company”) entered into a pooling and servicing agreement dated as of January 1, 2007 (the “Pooling and Servicing Agreement”), by and among the Company, as depositor, IndyMac Bank, F.S.B. (“IndyMac”), as seller and as servicer, and Deutsche Bank National Trust Company, as trustee (the “Trustee”) and as supplemental interest trustee (in such capacity, the “Supplemental Interest Trustee”, providing for the issuance of the Company’s IndyMac INDX Mortgage Loan Trust 2007-FLX1, Mortgage Pass-Through Certificates, Series 2007-FLX1 (the “Certificates”).  The Pooling and Servicing Agreement was filed as Exhibit 99.1 on the Form 8-K on February 15, 2007 under accession number 0000905148-07-001438.

On August 27, 2007, the Company, IndyMac, the Trustee and the Supplemental Interest Trustee entered into an agreement to amend the Pooling and Servicing Agreement (the “Amendment”) dated as of August 27, 2007.  The Amendment is annexed hereto as Exhibit 99.1.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell Company Transactions.

(d)	Exhibits.

Exhibit No.	Description

99.1	The Amendment, dated as of August 27, 2007, by and among the Company, IndyMac, the Trustee and the Supplemental Interest Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDYMAC MBS, INC.

By:	/s/ Victor H. Woodworth
Victor H. Woodworth
Vice President

Dated: August 27, 2007

Exhibit Index

Exhibit

99.1	The Amendment, dated as of August 27, 2007, by and among the Company, IndyMac, the Trustee and the Supplemental Interest Trustee.